UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

SPOT MOBILE INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4950 Yonge Street, Suite 900
North York, Ontario M2N 6K1
(Address of principal executive offices, including zip code)

(416) 229-9333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Spot Mobile International,” the “Company,” “us,” “our” or “we” are to Spot Mobile International Ltd.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 28, 2011, David Stier resigned as Chief Financial Officer and as a director of the Company to pursue other opportunities.  Mr. Stier also resigned as an officer and director of all subsidiaries of the Company.  Mr. Stier’s determination to resign as Chief Financial Officer and as a director was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company has determined that Charles J. Zwebner, our current Chief Executive Officer, will assume the role of interim Chief Financial Officer of the Company until a permanent replacement is named.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOT MOBILE INTERNATIONAL LTD.

Dated: November 3, 2011	By: /s/ Charles J. Zwebner
Charles J. Zwebner
Chief Executive Officer